www.TractorSupply.com

TRACTOR SUPPLY COMPANY PROVIDES BUSINESS UPDATE AND
ANNOUNCES WEBCAST OF SECOND QUARTER 2014 RESULTS

Brentwood, Tennessee, July 9, 2014 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retail store chain in the United States, today provided a business update for the second quarter ended June 28, 2014.

Net sales for the second quarter 2014 increased 8.8% to $1.58 billion from $1.46 billion in the second quarter of 2013. Comparable store sales increased 1.9% versus a 7.2% increase in the prior year’s second quarter. Comparable store sales were driven by continued strength of consumable, usable and edible products (C.U.E.) and solid traffic counts. This was partially offset by weaker than expected sales of certain seasonal products primarily in the Northern regions, continued softness in our safe category and deflation. As the quarter progressed, sales trends improved and weather became less of a factor. The softness in sales was principally in the first half of the quarter with the second half being consistent with our expectations.

The Company expects gross margin rate for the second quarter to be flat to prior year, as increased transportation costs and the impact of slightly more promotional activity offset the favorable impact of our initiatives and deflation. Additionally, the lower than anticipated comparable store sales are expected to result in higher than anticipated SG&A expenses as a percent of net sales. As a result, The Company expects second quarter net income to be between $0.94 to $0.95 per diluted share.

Based upon the second quarter results, the Company anticipates its fiscal year 2014 results will be at the low end of the previously provided ranges of $5.62-$5.70 billion in net sales, 2.5% to 4.0% in comparable store sales and $2.54 to $2.62 in diluted earnings per share. The Company will provide more information when it reports full second quarter results.

Greg Sandfort, President and Chief Executive Officer, stated, “We remain pleased with many areas of the business, including our core C.U.E. offerings and several seasonal categories; however, we were not satisfied with the overall sales of spring seasonal merchandise in the second quarter. The challenging spring weather conditions we experienced in the first quarter persisted even later into the second quarter than the prior year. The team responded by effectively managing inventory and increasing marketing initiatives to drive sales; and sales improved as the quarter progressed into June. Traffic trends in the second quarter remained healthy and I am pleased with how our team members in the field, distribution centers and store support center responded to our customers’ needs. Despite a solid sales trend in July to date, we cannot be assured at this point that spring seasonal sales will be fully realized. As a result, we believe that we will perform at the low end of our full-year guidance. By effectively managing inventory levels and working with our vendors to develop additional sales driving initiatives, we believe we are positioned to drive sales and provide great values to our customers in the back half of the year.”

Release and Webcast of Full Second Quarter 2014 Results
The Company intends to release its full second quarter 2014 results after the market closes on Wednesday, July 23, 2014. In conjunction with the release of full second quarter results, the management of Tractor Supply Company will host a conference call at 5:00 p.m. Eastern Time on Wednesday, July 23, 2014, which will be simultaneously webcast live over the Internet on the Company’s website at www.TractorSupply.com and can be accessed under the Investor Relations link. The webcast will be archived and available at TractorSupply.com shortly after the conference call concludes through August 6, 2014.

Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast.

About Tractor Supply Company
At June 28, 2014, Tractor Supply Company operated 1,331 stores in 48 states. The Company’s stores are focused on supplying the lifestyle needs of recreational farmers and ranchers and others who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located primarily in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, livestock, pet and small animal products, including items necessary for their health, care, growth and containment; (2) hardware, truck, towing and tool products; (3) seasonal products, including lawn and garden items, power equipment, gifts and toys; (4) work/recreational clothing and footwear; and (5) maintenance products for agricultural and rural use.

Forward Looking Statements
As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding estimated results of operations, capital expenditures and new store openings in future periods. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include, without limitation, general economic conditions affecting consumer spending, the timing and acceptance of new products in the stores, the timing and mix of goods sold,  purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, failure of an acquisition to produce anticipated results, the ability to successfully manage expenses and execute our key gross margin enhancing initiatives, the availability of favorable credit sources, capital market conditions in general, the ability to open new stores in the manner and number currently contemplated, the impact of new stores on our business, competition, weather conditions, the seasonal nature of our business, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of information systems or theft of customer data, ongoing and potential future legal or regulatory proceedings, management of our information systems, failure to secure or develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of supply chain technologies, effective tax rate changes and results of examination by taxing authorities, the ability to maintain an effective system of internal control over financial reporting, changes in accounting standards, assumptions and estimates. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.